Exhibit B

                      Administrator Instruction Certificate
                        NELNET Student Loan Trust 2002-1


This Administrator Instruction Certificate (the "Instruction") is being provided by NELnet, Inc., as Administrator ("the Administrator") to Nelnet Student Loan Trust 2002-1 (the "Issuer") pursuant to Section 2 of the Administration Agreement dated as of May 1, 2002 (the "Administration Agreement"), among the Issuer, Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Delaware Trustee (the "Delaware Trustee"), Zions First National Bank, a national banking association, not in its individual capacity but solely as Indenture Trustee (in such capacity the "Indenture Trustee") and the Administrator. All capitalized terms used in this Instruction and not otherwise defined shall have the same meanings as assigned to such terms in the Indenture.

Pursuant to Section 2 of the Administration Agreement, on each Determination Date preceding a Distribution Date, the Administrator shall provide to the Indenture Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward on such succeeding Distribution Date to each Registered Owner of record, the following statement setting forth the ensuing information as to the Notes to the extent applicable. This Instruction is being provided for the November 25, 2003 Distribution Date ("this Distribution Date").



                                                                                              Amount per $1,000
                                                                                            of original principal
                                                                                Total        of applicable Notes
                                                                           ---------------  --------------------
(a)  the amount of such distribution allocable to principal
     of each class of the Notes
                                                              Class A-1,   $ 47,547,380.72    $          114.57
                                                                           ---------------    -----------------
                                                              Class A-2,   $             -    $               -
                                                                           ---------------    -----------------
                                                              Class B;     $             -    $               -
                                                                           ---------------    -----------------

(b)  the amount of such distribution allocable to interest
     of each class of the Notes
                                                              Class A-1,   $    438,816.85    $            1.06
                                                                           ---------------    -----------------
                                                              Class A-2,   $  1,943,498.70    $            3.32
                                                                           ---------------    -----------------
                                                              Class B;     $    155,719.08    $            4.29
                                                                           ---------------    -----------------
(c)  the Pool Balance as of the close of business on the last day
     of the preceding Collection Period                                    $718,622,168.17
                                                                           ---------------
     the Adjusted Pool Balance as of the close of business on the last
     day of the preceding Collection Period                                $720,778,034.67
                                                                           ---------------
(d)  (i) the aggregate outstanding principal balance of the
     Notes for each class, as of this Distribution Date,
     after giving effect to payments allocated to principal
     reported under clause (a) above
                                                              Class A-1,   $ 99,214,100.40
                                                                           ---------------
                                                              Class A-2,   $585,000,000.00
                                                                           ---------------
                                                              Class B;     $ 36,270,000.00
                                                                           ---------------
     (ii) the Note Pool Factor for each class, as of this
     Distribution Date, after giving effect to payments
     allocated to principal reported under clause (a) above
                                                              Class A-1,       0.239070121
                                                                           ---------------
                                                             Class A-2,        1.000000000
                                                                           ---------------
                                                              Class B;         1.000000000
                                                                           ---------------

     (iii) the applicable interest rate for each class of
      Notes for this Distribution Date
                                                              Class A-1,          1.17000%
                                                                           ---------------
                                                              Class A-2,          1.30000%
                                                                           ---------------
                                                              Class B;            1.68000%
                                                                           ---------------

(e)  (i) the amount of the Servicing Fee and any Carryover
     Servicing Fee paid to the Servicer on such Distribution Date          $    470,579.71
                                                                           ---------------
     (ii) the amount of the Servicing Fee and any Carryover
     Servicing Fee paid to the Servicer on the two preceding
     Monthly Servicing Payment Dates                                       $    976,177.21
                                                                           ---------------
     (iii) the amount, if any of the Carryover Servicing Fee
     remaining unpaid after giving effect to any such payments             $             -
                                                                           ---------------
(f)  the amount of the Administration Fee paid to the
     Administrator on such Distribution Date                               $    323,820,17
                                                                           ---------------

(g)  the amount of the Trustee Fee paid on such Distribution Date          $     19,358.60
                                                                           ---------------

(h)  the aggregate principal amount of Eligible Loans
     purchased with moneys in the Acquisition Fund during
     the Pre-Funding Period, if any, within the preceding
     Collection Period (represents principal, interest, and
     premium paid from the Acquisition Fund and the Prefunding Account)    $             -
                                                                           ---------------

(i)  the amount of the aggregate Realized Losses, if any,
     for the related Collection Period                                     $             -
                                                                           ---------------

     the balance of Financed Eligible Loans that are
     delinquent in each delinquency period as of the end of
     the Collection Period                                                 $ 48,202,739.30
                                                                           ---------------

(j)  (i) the amount of any Class A Note Interest Shortfall                 $             -    $               -
                                                                           ---------------    -----------------

     the change in the amount of such Class A Note Interest
     Shortfall from the preceding Instruction                              $             -    $               -
                                                                           ---------------    -----------------

     (ii) the amount of any Class B Note Interest Shortfall                $             -    $               -
                                                                           ---------------    -----------------

     the change in the amount of such Class B Note Interest
     Shortfall from the preceding Instruction                              $             -    $               -
                                                                           ---------------    -----------------

     (iii) the amount of any Class A Note Principal Shortfall              $             -    $               -
                                                                           ---------------    -----------------
     the change in the amount of such Class A Note Principal
     Shortfall from the preceding Instruction                              $             -    $               -
                                                                           ---------------    -----------------

     (iv) The amount of any Class B Note Principal Shortfall               $             -    $               -
                                                                           ---------------    -----------------
     the change in the amount of such Class B Note Principal
     Shortfall from the preceding Instruction                              $             -    $               -
                                                                           ---------------    -----------------

(k)  the aggregate Purchase Amounts for Financed Eligible
     Loans, if any, that were repurchased by the Seller or
     purchased by the Servicer from the Issuer in such
     Collection Period                                                     $             -
                                                                           ---------------

(l)  the Derivative Product Fees paid on such Distribution Date            $     39,254.94
                                                                           ---------------
     the Derivative Product Payments made on such Distribution Date       $              -
                                                                           ---------------
(m)  the Counterparty Payments, if any, received in such
     Collection Period                                                     $             -
                                                                           ---------------
(n)  the balance of the Reserve Account on such Distribution
     Date, after giving effect to changes therein on such
     Distribution Date                                                     $  2,155,866.50
                                                                           ---------------

     Specified Reserve Fund Balance for such Distribution Date             $  2,155,866.50
                                                                           ---------------
(o)  the withdrawals from the Reserve Account on this
     Distribution Date and the Monthly Servicing Payment Dates,
     other than the excess released to the Collection Account,
     since the preceding Distribution Date                                 $             -
                                                                           ---------------
     the amount transferred to the Collection Account, which was in excess of the Reserve Fund minimum balance, on such
     Distribution Date                                                     $    141,791.40
                                                                           ---------------
     the Principal Balance of the Notes to be paid to reach
     parity, as of this Distribution Date, after giving effect
     to payments allocated to principal reported under clause
    (a) above                                                              $             -
                                                                           ---------------
(p)  the amount released to the Sponsor from the Collection
     Account on such Distribution Date                                     $  5,572,724.60
                                                                           ---------------

The Administrator is hereby directed to provide a copy of this Instruction to each Registered Owner on the next succeeding Distribution Date.

The Administrator hereby certifies that the information herein is true and accurate in all material respects and that the Trustee may conclusively rely on this Instruction with no further duty to examine or determine the information contained herein.

IN WITNESS WHEREOF, the Administrator has caused this Administrator Instruction Certificate to be duly exceduted and delivered as of the date written below.


                                              NELnet, Inc. as Administrator

                                              /s/ Terry J. Heimes
                                              ----------------------------------


                                              Date:  November 20, 2003
                                                   -----------------------------



   cc:
      Fitch, Inc.
      One State Street Plaza
      New York, NY  10004

      Standard & Poor's Rating Services
      55 Water Street
      New York, NY  10041

      Moody's Investors Service, Inc.
      99 Church Street
      New York, NY  10007